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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): May 18, 2007


                              BOSS HOLDINGS, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

              0-23204                                58--1972066
     ------------------------            ---------------------------------
     (Commission File Number)            (IRS Employer Identification No.)


                             221 West First Street
                            Kewanee, Illinois 61443
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                   (Address of Principal Executive Offices)

                                (800) 447-4581
                        -------------------------------
                        (Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 18, 2007, Boss Canada Inc. ("Boss Canada"), an indirect subsidiary of Boss Holdings, Inc. ("BSHI"), purchased all outstanding shares of privately-held Navillus Group Inc., an Ontario corporation, from Anita Sullivan pursuant to a Share Purchase and Sale Agreement of the same date. Through its wholly owned subsidiary, Canadawide Safety Inc. ("Canadawide"), the acquired company imports and distributes safety goods and industrial workwear, including gloves, protective eyewear, face and respiratory protection, as well as first aid and industrial supplies. Immediately following the closing, Canadawide and Navillus Group Inc. were merged with Canadawide as the surviving entity.

         The base purchase price was Cdn$400,000 (approximately US$364,000), with Cdn$350,000 paid in cash at closing and the remaining Cdn$50,000 payable on the first anniversary of the closing. Daniel Sullivan, the seller's spouse, was the sole officer and director of Canadawide prior to the closing and will assist Boss Canada in the transition of Canadawide's business into Boss Canada pursuant to a Consulting Agreement for a term of four months following closing. Each of Daniel and Anita Sullivan also are subject to a non-compete agreement for a term of four years. Boss Canada utilized a term loan of Cdn$400,000 provided by BSHI's primary lender, JPMorgan Chase Bank, N.A., to acquire the shares. At the same time, Boss Canada also entered into a Cdn$100,000 line of credit with JPMorgan Chase for working capital requirements.

         Management believes Canadawide's operations will complement its existing Boss Canada business and provide cross-selling opportunities with both companies' customers. Canadawide's broad line of safety products provides an instant expansion of Boss Canada's product line, while Boss Canada will significantly bolster Canadawide's offering of work gloves, boots and rainwear. Canadawide generated approximately Cdn$1.32 million in revenues during its fiscal year ended September 30, 2006. Boss Canada retained Canadawide's customer service and warehouse/delivery personnel and will continue to fulfill all customer orders without interruption. Management expects the Canadawide operations will be immediately accretive to Boss Canada's net earnings. The principal assets of Canadawide acquired in the transaction were cash, accounts receivable, inventory and equipment.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSS HOLDINGS, INC.



By:  /s/ James F. Sanders
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     James F. Sanders, Corporate Secretary

Date: May 22, 2007

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